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Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

Dated as of December 17, 2003

among

MAGNUM HUNTER RESOURCES, INC.,

THE GUARANTORS NAMED HEREIN

and

DEUTSCHE BANK, SECURITIES INC.
and
BANC OF AMERICA SECURITIES LLC,
as Representatives of the Initial Purchasers

Floating Rate Convertible Senior Notes Due 2023

TABLE OF CONTENTS

1.	Definitions	1
2.	Shelf Registration	3
3.	Liquidated Damages	5
4.	Registration Procedures	6
4A.	Holders' Obligations	10
5.	Registration Expenses	10
6.	Indemnification	11
7.	Rules 144 and 144A	14
8.	Underwritten Registrations	15
9.	Miscellaneous	15

i

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is dated as of December 17, 2003, among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the "Company"), the GUARANTORS listed on the signature pages hereof (subject to Section 9(m), the "Guarantors") and DEUTSCHE BANK SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as representatives of the Initial Purchasers (collectively, the "Initial Purchasers") under the Purchase Agreement (as defined below).

        This Agreement is entered into in connection with that certain Purchase Agreement, dated December 11, 2003 (the "Purchase Agreement"), among the Company, the Guarantors and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as representatives of the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of $100,000,000 aggregate principal amount of the Company's Floating Rate Convertible Senior Notes Due 2023 (the "Firm Notes"), guaranteed by the Guarantors, plus up to an additional $25,000,000 aggregate principal amount of the same which Deutsche Bank Securities Inc. may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Option Notes", and together with the Firm Notes, the "Notes"), which are convertible into common stock, par value $.002 per share, of the Company (the "Underlying Shares"), together with the rights evidenced by such Common Stock to the extent provided for in the Rights Agreement dated as of January 6, 1998 between the Company and Securities Transfer Corporation, as Rights Agent. The Notes are being issued pursuant to an Indenture dated as of the date hereof (the "Indenture"), among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee.

        In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and subsequent holders of the Notes or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Firm Notes under the Purchase Agreement.

        The parties hereto hereby agree as follows:

        1.     Definitions. As used in this Agreement, the following terms shall have the following meanings:

        "Agreement": See the first introductory paragraph hereto.

        "Amendment Effectiveness Deadline Date": See Section 2(d)(i) hereof.

        "Amount": (a) With respect to Notes, the aggregate principal amount of such Notes, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture) in effect at the time of computing the Amount of Underlying Shares or, if no Notes are then outstanding, the Conversion Price shall be calculated as if the Notes were continuously outstanding to the date of calculation, giving effect to any adjustments to the Conversion Price set forth in the Indenture as if the Indenture continued to be in effect, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Securities.

        "Application": See Section 6 hereof.

        "Business Day": Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

        "Closing Date": December 17, 2003.

        "Company": See the first introductory paragraph hereto.

        "Damages Payment Date": See Section 3(c) hereof.

        "Deferral Period": See Section 3(b) hereof.

        "Depositary": The Depository Trust Company, until a successor is appointed by the Company.

        "Designated Counsel": One firm of counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in a Registration Statement for a Shelf Registration and identified to the Company in writing prior to the filing of such Registration Statement.

        "Effectiveness Date": The 210th day after the Closing Date.

        "Effectiveness Period": See Section 2(a) hereof.

        "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Filing Date": The 120th day after the Closing Date.

        "Firm Notes": See the second introductory paragraph hereto.

        "Guarantors": See the first introductory paragraph hereto.

        "Holder": Any holder of Securities or, as the context requires, of Registrable Securities.

        "Indenture": See the second introductory paragraph hereto.

        "Initial Purchasers": See the first introductory paragraph hereto.

        "Initial Shelf Registration": See Section 2(a) hereof.

        "Inspectors": See Section 4(k) hereof.

        "Liquidated Damages": See Section 3(a) hereof.

        "Notes": See the second introductory paragraph hereto.

        "Notice and Questionnaire": means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company relating to the Notes.

        "Option Notes": See the second introductory paragraph hereto.

        "Person": An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Prospectus": The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        "Purchase Agreement": See the second introductory paragraph hereto.

        "Records": See Section 4(k) hereof.

        "Registrable Securities": All Underlying Shares issued or issuable upon conversion of the Notes; provided that an Underlying Share shall cease being a Registrable Security when (i) a Registration Statement covering the Underlying Share has been declared effective by the SEC and the Underlying Share has been disposed of in accordance with such effective Registration Statement, (ii) the Underlying Share has been sold to the public in accordance with Rule 144 under the Securities Act (or any similar provision then in effect other than Rule 144A under the Securities Act) or (iii) the Underlying Share may be transferred by the Holder thereof under Rule 144(k) under the Securities Act.

        "Registration Default": See Section 3(a) hereof.

        "Registration Statement": Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Rule 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

        "Rule 144A": Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

        "Rule 415": Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

        "SEC": The Securities and Exchange Commission.

        "Securities": The Notes and the Underlying Shares.

        "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Selling Holder": On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

        "Shelf Registration": See Section 2(b) hereof.

        "Shelf Registration Statement": See Section 2(b) hereof.

        "Subsequent Shelf Registration": See Section 2(b) hereof.

        "Trustee": The Trustee under the Indenture.

        "Underlying Shares": See the second introductory paragraph hereto.

        "Underwritten Registration" or "Underwritten Offering": A registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

        2.     Shelf Registration.

          (a)   Shelf Registration. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date.

          The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of the Registrable Securities for resale by Holders in the manner or manners designated by them (excluding Underwritten Offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

          The Company shall use commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of (i) the expiration of the holding period under Rule 144(k) under the Securities Act applicable to the last Underlying Shares issued or issuable upon conversion of Securities or (ii) the date there are no longer any Registrable Securities (the "Effectiveness Period").

          (b)   Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for the balance of the Effectiveness Period. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

          (c)   Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement.

          (d)   Notice and Questionnaire. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d). Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered:

            (i)    if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed;

            (ii)   provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

            (iii)  notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); providedthat if such Notice and Questionnaire is delivered during a Deferral Period (as defined in

    Section 3(b)), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period.

Notwithstanding anything contained herein to the contrary, (i) the Company shall he under no obligation to name any Holder that has not delivered a Notice and Questionnaire to the Company in accordance with this Section 2(d) and (ii) the Amendment Effectiveness Deadline Date shall he extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Liquidated Damages during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

        3.     Liquidated Damages.

          (a)   The Company, the Guarantors and the Initial Purchasers agree that the Holders of Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and each Guarantor, jointly and severally, agrees to pay liquidated damages on the Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default").

            (i)    if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the Securities at a rate of 0.50% per annum on the Amount of Securities;

            (ii)   if a Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Liquidated Damages shall accrue on the Securities at a rate of 0.50% per annum on the Amount of Securities; and

            (iii)  if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)), then commencing on the day after the date such Shelf Registration ceases to be effective, Liquidated Damages shall accrue on the Securities at a rate of 0.50% per annum on the Amount of Securities;

            (iv)  if any post-effective amendment filed pursuant to Section 2(d)(i) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date, then commencing on the day after the Amendment Effectiveness Deadline Date, Liquidated Damages shall accrue on the Securities at a rate of 0.50% per annum on the Amount of Securities; and

            (v)   if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b), then commencing on the day that caused the limit on the aggregate duration of Deferral Periods to be exceeded, Liquidated Damages shall accrue on the Securities at a rate of 0.50% per annum on the Amount of Securities;

  provided that Liquidated Damages on the Securities may not accrue under more than one of the foregoing clauses (i), (ii), (iii), (iv) and (v) at any one time; and provided further, that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of a Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of clause (a)(iii) of this Section 3), (4) upon the effectiveness of a post-effective amendment as required hereunder (in the case of clause (a)(iv) of this Section 3), or (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of

  Deferral Periods to be exceeded (in the case of clause (a)(v) of this Section 3), Liquidated Damages on the Securities as a result of such clause, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, no Liquidated Damages shall accrue on any Registrable Securities that are then covered by, and may be sold under, an effective Shelf Registration Statement or on any Underlying Shares that are no longer Registrable Securities.

          (b)   Notwithstanding paragraph (a) of this Section 3, the Company, upon written notice to the Holders, shall be permitted to suspend the effectiveness of a Registration Statement covering the Registrable Securities for any bona fide reason whatsoever for up to 45 consecutive days (the "Deferral Period") in any 90-day period without paying Liquidated Damages; provided that in the event the suspension relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend a Deferral Period from 45 days to 60 days without the Company and the Guarantors being obligated to pay Liquidated Damages; provided further, that Deferral Periods may not total more than 90 days in the aggregate in any twelve-month period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Deferral Period.

          (c)   So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid. Any amounts of Liquidated Damages due pursuant to clause (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) of this Section 3 will be payable in cash quarterly on March 15, June 15, September 15 and December 15 of each year (each, a "Damages Payment Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date, with respect to Notes, and to Persons that are registered Holders on March 1, June 1, September 1 or December 1 immediately prior to a Damages Payment Date with respect to Underlying Shares that are Registrable Securities, provided that any Liquidated Damages accrued with respect to any Note or portion thereof redeemed by the Company on a redemption date or converted into Underlying Shares on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The amount of Liquidated Damages for Securities will be determined by multiplying the rate of Liquidated Damages by the Amount of Securities outstanding on the first Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

        4.     Registration Procedures.

        In connection with its registration obligations pursuant to Section 2 hereof, the Company shall:

          (a)   Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least three Business Days prior to such filing, or such later date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Securities shall reasonably object in writing within such period. The Company shall be deemed not to have used commercially reasonable efforts to keep a Registration Statement effective during the Effectiveness Period if the Company voluntarily takes any action that would result in Selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or stock exchange requirements or unless the Company complies with this Agreement, including without limitation the provisions of Section 4(i) hereof.

          (b)   Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

          (c)   Notify the Selling Holders and Designated Counsel, if any, promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d)   Use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment, and provide immediate notice to the Selling Holders of the withdrawal of any such order.

          (e)   Furnish to each Selling Holder and Designated Counsel, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (f)    Deliver to each Selling Holder and Designated Counsel, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to Sections 4A(a) and 4A(c) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (g)   Cause the Company's counsel to perform Blue Sky law investigations and file registrations and qualifications required to be filed in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder reasonably requests, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to he kept effective and do any and all other acts or things reasonably necessary or advisable under Blue Sky laws to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

          (h)   Cooperate with the Selling Holders and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the Selling Holders may reasonably request.

          (i)    Upon the occurrence of any event contemplated by Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j)    Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the transfer agent for the Registrable Securities with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

          (k)   During the Effectiveness Period, make available at reasonable times for inspection by one or more representatives of the Selling Holders and any attorney or accountant retained by any such Selling Holders (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided that the Company shall have no obligation to provide any such information prior to the execution by the party receiving such information of a confidentiality agreement in a form reasonably acceptable to the Company. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (k)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

          (l)    Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and Designated Counsel, if any, (ii) the sales or placement agent, if any, thereof, and (iii) one counsel for such agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

          (m)  During the Effectiveness Period, comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (n)   Use commercially reasonable efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Holder or Holders thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such Selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (o)   If requested by Designated Counsel, if any, or the Holders of a majority in Amount of Registrable Securities, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the Designated Counsel, if any, or such Holders reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

          (p)   Use commercially reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

        4A.  Holders' Obligations.

          (a)   Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

          (b)   The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such additional information regarding such Holder and its plan of distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within 20 Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to he stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (c)   Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company suspending the effectiveness of the Registration Statement pursuant to Section 3(b) hereof, or upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus maybe resumed, and it has received copies of any amendments or supplements thereto. Each Holder agrees to keep any such notice confidential.

        5.     Registration Expenses.

          (a)   All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws, including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(g) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority in Amount of Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company desires such insurance, (vi) fees and expenses of all other Persons retained by the Company, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (x) the expenses relating to printing, word processing and distributing all Registration Statements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all brokerage commissions with respect to any Registrable Securities sold by it and, except as set forth in Section 5(b) below, the Company shall not be responsible for the fees and expenses of any counsel, accountant or advisor for the Holders.

          (b)   The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements of Designated Counsel.

        6.     Indemnification.

          (a)   Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Holder (which, for the absence of doubt, for purposes of this Section 6 shall include the Initial Purchasers) and the affiliates, directors, officers, agents, representatives and employees of any Holder (including any predecessor holder) and each other Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any Holder or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i)    any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Registrable Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each, an "Application"); or

            (ii)   the omission or alleged omission to state, in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each such Holder and each such affiliate, director, officer, agent, representative and employee and each such controlling person for any legal or other expenses reasonably incurred by each such Holder, such affiliate, director, officer, agent, representative or employee or each such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided that the Company and the Guarantors will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration

  Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or any Application, in reliance upon and in conformity with written information furnished to the Company by any Holder specifically for use therein or (ii) with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, to the extent that any such loss, claim, damage or liability arises solely from the fact that any Holder sold Registrable Securities to a person to whom there was not sent or given a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Holder with such amendment or supplement thereto on a timely basis) at or prior to the written confirmation of such sale, if the Company shall have previously furnished copies thereof to such Holder and the Prospectus (or the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Holder with such amendment or supplement thereto on a timely basis) would have corrected any such untrue statement or omission. The indemnity agreement provided for in this Section 6 will be in addition to any liability that the Company and the Guarantors may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this paragraph (a) for any settlement of any claim or action effected without their consent, which consent shall not he unreasonably withheld or delayed.

          No Holder shall, without the prior written consent of the Company, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company is or could have been a party, or indemnity could have been sought hereunder by the Company, unless such settlement (A) includes an unconditional written release of the Company and the Guarantors, in form and substance reasonably satisfactory to the Company, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company.

          (b)   Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors, officers, agents, representatives and employees and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such affiliate, director, officer, agent, representative, employees or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Holder furnished to the Company by such Holder specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, any Guarantor or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Holders may otherwise have to the indemnified parties. No Holder shall be liable under this Section 6 for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

          The Company and the Guarantors shall not, without the prior written consent of such Holder, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Holder is or could have been a party, or indemnity could have been sought hereunder by any Holder, unless such settlement (A) includes an unconditional written release of such Holder, in form and substance reasonably satisfactory to the Holder, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 6, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the applicable Holder in the case of paragraph (a) of this Section 6 or the Company in the case of paragraph (b) of this Section 6, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 6, in which case the indemnified party may effect such a settlement without such consent.

          (d)   In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company shall be deemed to he equal to the total net proceeds (before deducting expenses) received by the Company under the Purchase Agreement from the offering and sale of the Registrable Securities giving rise to such obligations. The relative benefits received by any Holder shall be deemed to be equal to the value of receiving registration rights for the Registrable Securities under this Agreement. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Holder on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statements or omissions or alleged omissions to state a material fact, and no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each affiliate, director, officer, agent, representative and employee of any Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as any Holder, and each affiliate, director, officer, agent, representative and employee of the Company or any Guarantor and each Person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any Guarantor.

        7.     Rules 144 and 144A.

        The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, the Company will, upon the request of any Holder or beneficial owner of Registrable

Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use commercially reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Company will provide a copy of this Agreement to prospective purchasers of the Notes or Registrable Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        8.     Underwritten Registrations.

        No Holder of Registrable Securities may participate in any Underwritten Registration hereunder.

        9.     Miscellaneous.

          (a)   No Inconsistent Agreements. Neither the Company nor any Guarantor has, as of the date hereof, and neither the Company nor any Guarantor shall, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b)   Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

          (c)   Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than a majority in Amount of Securities; provided that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by the Holders of at least a majority in Amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

          (d)   Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or facsimile:

            (1)   if to a Holder of Notes or Registrable Securities, at the most current address of such Holder set forth on (x) the records of the registrar under the Indenture, in the case of Holders of Notes, and (y) the stock ledger of the Company, in the case of Holders of common stock of the Company, unless, in either such case, any Holder shall have provided notice information in a Notice and Questionnaire or any amendment thereto, in which case such information shall control.

            (2)   if to the Initial Purchasers:

        c/o Deutsche Bank Securities Inc.
        60 Wall Street
        New York, New York 10005
        Facsimile No.: (212) 797-8974
        Attention: Equity Capital Markets
                with a copy to the General Counsel
                Facsimile No.: (212) 797-4564

        and

        c/o Banc of America Securities LLC
        9 West 57th Street
        New York, New York 10019
        Facsimile No.: (212) 933-2217
        Attention: Equity Capital Markets
                with a copy to Eric Hambleton
                Facsimile No.: (212) 847-5124

        with copies to:

        Davis Polk & Wardwell
        450 Lexington Avenue
        New York, New York 10017
        Facsimile No.: (212) 450-3800
        Attention: Alan Dean

            (3)   if to the Company:

        Magnum Hunter Resources, Inc.
        600 East Las Colinas Blvd.
        Suite 1100
        Irving, Texas 75039
        Facsimile No.: (972) 401-3110
        Attention: Morgan F. Johnston
                Senior Vice President, General Counsel and Secretary

        with a copy to:

        Fulbright & Jaworski L.L.P.
        2200 Ross Avenue, Suite 2800
        Dallas, Texas 75201
        Facsimile No.: (214) 855-8200
        Attention: David E. Morrison

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile during normal business hours, and otherwise on the next Business Day during normal business hours.

          (e)   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and except to the extent such successor or assign holds Registrable Securities.

          (f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, including via facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS SITTING IN MANHATTAN, NEW YORK CITY, THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j)    Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k)   Third-Party Beneficiaries. Holders of Notes and Registrable Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

          (l)    Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          (m)  Changes in Guarantors. In the event and to the extent that any subsidiary of the Company becomes a guarantor of the Company's obligations under the Indenture, (i) such subsidiary shall be deemed to be a Guarantor for purposes of this Agreement and (ii) such subsidiary shall execute a joinder to this Agreement. In the event and to the extent that any subsidiary of the Company is released as a guarantor of the Company's obligations under the Indenture, such subsidiary shall be simultaneously released from its obligations under this Agreement.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MAGNUM HUNTER RESOURCES, INC.
By:	/s/ GARY C. EVANS
Name:	Gary C. Evans
Title:	Chairman, President and Chief Executive Officer
Guarantors:
MAGNUM HUNTER PRODUCTION, INC., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
GRUY PETROLEUM MANAGEMENT CO., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
HUNTER GAS GATHERING, INC., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
TRAPMAR PROPERTIES, INC., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary

CONMAG ENERGY CORPORATION, as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
PINTAIL ENERGY, INC., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
PRIZE OPERATING COMPANY, as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
PEC (DELAWARE), INC., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
OKLAHOMA GAS PROCESSING, INC., as Guarantor
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary

PRIZE ENERGY RESOURCES L.P., as Guarantor
By:	Prize Operating Company, its General Partner
By:	/s/ MORGAN F. JOHNSTON
Name:	Morgan F. Johnston
Title:	Senior Vice President, General Counsel and Secretary
DEUTSCHE BANK SECURITIES INC., as Representative of the Initial Purchasers
By:	/s/ SANDRA E. BELL
Name:	Sandra E. Bell
Title:	Managing Director
By:	/s/ JON R. MARINELLI
Name:	Jon R. Marinelli
Title:	Vice President
BANC OF AMERICA SECURITIES LLC, as Representative of the Initial Purchasers
By:	/s/ TREVOR GANSHAW
Name:	Trevor Ganshaw
Title:	Managing Partner

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REGISTRATION RIGHTS AGREEMENT